UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2021

LINKBANCORP, Inc.

(Exact name of Registrant as Specified in Its Charter)

Pennsylvania	333-255908	82-5130531
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3045 Market Street
Camp Hill, Pennsylvania		17011
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 855 569-2265

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Change in Registrant's Certifying Accountant

(a) On September 17, 2021, LINKBANCORP, Inc. (the “Company”), completed its merger with GNB Financial Services, Inc. (“GNB”), effective as of September 18, 2021 (the “Merger”). The Merger was treated as a “reverse merger” for accounting purposes with GNB as the accounting acquirer and the Company as the legal acquirer. The Securities and Exchange Commission (the “SEC”) has released guidance that, unless the same independent accountant reported on the most recent financial statements of both the accounting acquirer and the legal acquirer, a change in accountants will occur. Prior to the completion of the Merger, GNB’s independent accountant was Hacker, Johnson & Smith PA (“Hacker”) and the Company’s independent accountant was S.R. Snodgrass, P.C. (“Snodgrass”). In addition, Snodgrass was the independent accountant for GNB for the year ended December 31, 2019.

On September 17, 2021, Hacker resigned as principal accountant of the Company as a result of the completion of the Merger.

The audit report of Hacker on GNB’s consolidated financial statements as of and for the year ended December 31, 2020 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the year ended December 31, 2020 and the subsequent interim period through September 17, 2021, there were no: (1) disagreements with Hacker on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Hacker, would have caused Hacker to make reference to the subject matter of the disagreements in connection with its audit report, or (2) reportable events under Item 304(a)(1)(v) of SEC Regulation S-K.

The audit report of Snodgrass on GNB’s consolidated financial statements as of and for the year ended December 31, 2019 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the year ended December 31, 2019, there were no: (1) disagreements with Snodgrass on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Snodgrass, would have caused Snodgrass to make reference to the subject matter of the disagreements in connection with its audit report, or (2) reportable events under Item 304(a)(1)(v) of SEC Regulation S-K.

The Company has provided Hacker with a copy of the disclosure contained in this Current Report on Form 8-K prior to filing with the SEC. The Company has requested that Hacker issue a letter stating whether or not it agrees with the above statements. The letter from Hacker to the SEC is attached as Exhibit 16.1 to this Current Report on Form 8-K.

The Company has provided Snodgrass with a copy of the disclosure contained in this Current Report on Form 8-K prior to filing with the SEC. The Company has requested that Snodgrass issue a letter stating whether or not it agrees with the above and below statements. The letter from Snodgrass to the SEC is attached as Exhibit 16.2 to this Current Report on Form 8-K.

(b) Concurrent with the Merger, the Audit Committee of the Company engaged Snodgrass as the Company’s new principal accountant for the year ending December 31, 2021. During the years ended December 31, 2020 and 2019 and the subsequent interim period prior to engaging Snodgrass, the Company did not consult with Snodgrass regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that Snodgrass concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement or a reportable event, each as defined in Regulation S-K Item 304(a)(1)(v), respectively.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. None.
(b)	Pro forma financial information. None.
(c)	Shell company transactions. None.
(d)	Exhibits.
16.1 Letter of Hacker, Johnson & Smith PA
16.2 Letter of S. R. Snodgrass, P.C.
104 Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LINKBANCORP, INC.

Date:	March 31, 2022	By:	/s/ Carl D. Lundblad
Carl D. Lundblad President